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                                                                   EXHIBIT 10.31


                                LEASE AGREEMENT


         THIS LEASE made this 1st day of November,1997, by and between Doctors Practice Management, Inc., "Lessor" and Kirkwood Medical Associates, "Lessee."

                                  WITNESSETH:

         Lessor leases to Lessee, and Lessee leases from Lessor, approximately 9200 square feet, at 4301 A Vista Road, Pasadena, Texas, as further outlined on the floor plan attached hereto as Schedule I (the "premises") which are located in the Vista building (the "building"), on the following terms and conditions:

         1. TERM AND RENTAL. The term of this Lease shall commence on November 1, 1997, and continue until the date one (1) year thereafter ( such period called the "Initial Term") Thereafter, this Lease shall automatically renew for four (4) successive one (1) year periods (each period being called a "Renewal Term"), unless earlier terminated in accordance with Section 18. Rent shall be payable in monthly installments of Eleven Thousand Five Hundred Dollars ($11,500.00) during the initial term and any renewal term of this lease. The monthly installments are payable in advance on the first of each month to Lessor at 4301A Vista Road, Pasadena, Texas 77504 or at such other address as Lessor shall designate in writing.

         Lessee shall pay a late fee $100 if any monthly installment of rent is not received by Lessor within ten (10) days after its due date. Lessee shall pay $50.00 for each returned check in addition to any late fees. Late fees and returned check charges are strictly enforced and constitute a default if not paid.

         2. UTILITIES. Lessor shall pay for water, electricity and sewer. Lessee agrees not to hold the Lessor responsible for any interruption in service or loss or inconvenience due to equipment or utilities failure.

         3. USE OF PREMISES. Lessee shall use the premises exclusively for medical practice and no other purposes. The use of the premises is a major condition of this lease no other use may be made of the premises without prior written consent of the lessor which consent will not be unreasonably withheld. The Premises (and/or the land upon which, or the Building in which, the Leased Premises are contained) are not subject to any form of ground lease.

         4. INSURANCE AND LIABILITIES. Lessor and its employees and agents shall not be liable to Lessee or to Lessee's employees, agents customers and invitees, or to any other persons for any injury to such persons or for any damage to personal property caused by an act, omission, or neglect of Lessee is a part. Lessee agrees to indemnify and hold Lessor and its employees and its agents harmless from any and all claims for such injury and damages, whether the injury occurs on or off premises.
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         Lessee agrees during the term hereof to carry a broad form comprehensive policy of public liability insurance covering the Demised Premises in an amount of not less than $500,000 combined single limit personal injury and property damage insurance with companies satisfactory to Lessor in the name of Lessee (with Lessor and manager, and, if requested by Lessor, any mortgagee, trust deed holder, ground lessor or secured party with a substantial interest in this Lease and/or the building named as additional insurers in the policy or by endorsement). Lessee also agrees to pay the premiums therefore and to deliver copies of said policies and/or endorsements thereto to Lessor, and the failure of Lessee to either obtain said insurance or deliver copies of said policies or certificates thereof to Lessor shall permit Lessor to procure said insurance and pay the requisite premiums therefor, which premiums shall be repayable to Lessor with the next monthly rental payment. Each insurer under the policies required hereunder shall agree by endorsement on the policy issued by it or by independent instrument furnished to Lessor that will give Lessor no less than ten (10) days written notice before the policy or policies in question shall be altered or canceled. All such insurance policies shall be primary, noncontributing and shall contain cross-liability coverage or an endorsement. The amounts of such insurance required hereunder shall be subject to adjustment from time to time as requested by Lessor based upon Lessor's determination as to the amounts of such insurance generally required at such time for comparable tenants, premises and buildings in the general geographical location of the Property or as requested by any ground lessor or lender with an interest in the Property or property on which the Property is situated. Lessor shall, during the term of this Lease, procure and keep in force the following insurance: (i) "all risk" property insurance, including, without limitation, boiler and machinery (if applicable); (ii) sprinkler damage; (iii) vandalism, malicious mischief; and (iv) demolition. Such insurance shall be in the full amount of the replacement cost of the Land and/or the Building in which the Leased Premises are situated, and Lessee's improvements and alterations with reasonable deductible amounts. Such insurance shall also include rental income insurance as may be required by any mortgagee or any mortgage covering the Leased Premises, including that one hundred percent (100%) of the rent (as the same may be adjusted hereunder) will be paid to Lessor for a period of up to twelve (12) months if the Leased Premises are destroyed or damaged. Further, Lessor shall procure comprehensive general liability (Lessors Risk) insurance against any and all claims for bodily injury, death or property damage occurring in or about the Leased Premises, the Land or the Building. Such insurance shall have a combined single limit of not less than five hundred thousand dollars ($500,000) and such other insurance as Lessor reasonably deems necessary and prudent. It is understood that such insurance shall not cover Lessee's equipment, trade fixtures, inventory fixtures or personal property located in the Leased Premises. All such policies shall contain an express waiver, in favor of Lessee, of any right of subrogation by the insurer.

         5. KEYS. Lessor shall provide Lessee with two keys to each lock. All copies of keys are to be made through Lessor who shall provide keys at cost. In the event keys are lost, Lessee shall pay the cost of re-keying the lock and replacing all existing keys. Lessee shall promptly report any lost keys to Lessor. At the end of the lease all keys shall be returned to Lessor.





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         6.               POLICE SECURITY.  Lessee has examined the locks on
the premises and knows of no defects. Lessee agrees that protection against criminal action is not within the power of the Lessor. If Lessor provides security service, it cannot be relied on by Lessee and such service shall not constitute a basis for liability in any manner for wrongful actions by others against Lessee, its employees, agents, customers, and invitees.

LESSEE HEREBY AGREES AND ACKNOWLEDGES THAT LESSOR SHALL HAVE NO DUTY TO PROVIDE ANY SECURITY SERVICES TO LESSEE. LESSEE SHALL LOOK SOLELY TO THE PUBLIC POLICE FORCE FOR PROTECTION.

         7. MAINTENANCE AND REPAIRS. Lessor shall maintain the building including the walls, roof, common areas, lighting, and HVAC in good repair. However, Lessor shall not be required to do any maintenance occasioned by the acts or negligence of Lessees, its employees, agents, customers, and invitees, and whenever such damage occurs, the repairs shall be paid by Lessee. Lessee agrees to give Lessor written notice of any needed repairs and Lessor agrees to make repairs within a reasonable time. Lessee acknowledges receipt of the premises in good repair and clean condition. Any exceptions must be recorded in writing and delivered to Lessor upon execution of this Lease.

         8. ALTERATIONS, EQUIPMENT AND FURNISHINGS. Lessee shall make no alterations without written consent of the Lessor, such consent not to be unreasonably withheld. Any alterations shall become the property of the Lessor at the end of the lease. All equipment or other items installed by Lessee shall remain property of the Lessee. Lessee has the right to remove same, provided Lessee is not in default. Any damages caused by the removal shall be paid by Lessee.

         9. WAIVER OF BREACH. No assent, expressed or implied, by the Lessor to any breach of any lease term or condition, shall be deemed to be a waiver of any succeeding breach.

         10. DAMAGE BY FIRE OR OTHER CASUALTIES. If the premises are made untenantable by fire or casualty not caused by Lessee, its employees, agents, customers or invitees, the rent shall abate for the affected area(s) during repairs. The provision shall not extend the term of the lease or render the Lessor liable for repair. If Lessor decides not to repair, the lease shall end as of the date of the casualty. If Lessor decides to repair, Lessee may end this lease if repairs will take longer than 90 days.

         11. QUIET ENJOYMENT. Upon performing the terms and conditions of this lease, Lessee shall peaceably and quietly have and enjoy the premises during the term hereof.

         12. RE-DELIVERY OF PREMISES. At the end of the lease, Lessee shall peaceably return the premises to the Lessor in broom clean condition and in good repair, reasonable wear and tear excepted, and in all respects the same as they were upon delivery by the Lessor to the Lessee, except for reasonable use. Property which remains in the premises thirty (30) days after Lessee vacates shall be considered abandoned and at Lessor's option shall become Lessor's property or removed at





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Lessee's expense.  If Lessee has removed all or a substantial portion of
Lessee's property from the premises after a default by Lessee or notification to Lessor that Lessee is vacating the premises, Lessor may enter the premises to prepare the premises for re-renting without any allowance to Lessee and such acts not change or end this lease.

         13. INSPECTION OF PREMISES. Lessor, its employees and agents may enter the premises upon reasonable notice to Lessee at reasonable times to inspect, make repairs, show the premises or for other reasonable purposes as long as lessor does not interrupt or interfere with the normal operation of Lessee's business.

         14. SUBORDINATION. Lessor is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust, or other lien hereafter placed on the premises and Lessee agrees on demand to execute such further instruments subordinating this lease as Lessor may request, provided any subordination shall be on the condition that this lease and the rights of Lessee shall remain in full force and effect during the term of this lease so long as Lessee shall be in compliance with the terms of this lease. In the event of a subordination of this Lease, Lessor shall obtain from the holder of any such mortgage, a written agreement with Lessee to the effect that in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of the Lessee hereunder shall not be disturbed but shall continue in full force and effect so long as Lessee shall not be in default hereunder.

         15. SIGNS. Lessee shall erect and maintain its signs at its expense. Signs must be removed by Lessee at the end of this lease. Damage caused by erection, maintenance, or removal of signs shall be repaired by Lessee. Lessee agrees that control of signs is essential to maintain aesthetic consistency. Signs shall be subject to the prior written approval of Lessor as to design, size, and location. Lessor shall have the option to require uniform signs in all or a portion of the building. Lessor has the right to remove improper signs.

         16. PARKING AREA. All Lessee employees shall park in designated employee parking spaces so as to leave the parking spaces closest to the building available for customers.

         17. SUBLEASE OR ASSIGNMENT. This lease may not be sublet or assigned except to affiliates of Lessee, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. It is understood that Lessor has first right of refusal in the event of any sublet.

         18. TERMINATION OF LEASE. Lessor shall have the option to end this lease if Lessee shall become insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, or fails to use the premises for a period of more than 30 days. Lessee shall have the option to terminate this Lease effective upon any anniversary date during the Initial Term or any Renewal Term upon sixty (60) days advance written notice to Lessor. Lessor shall have the option to terminate this Lease effective upon any anniversary date during the Initial Term or any Renewal Term upon sixty (60) days advance written notice to Lessee.





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         19.              NOTICES.  All notices shall be given by certified
mail, return receipt requested, to Lessee addressed to the Premises:

and to Lessor:

                 Ms. Sylvia Williams
                 Vice President
                 Doctors Practice Management, Inc.
                 4301A Vista Road
                 Pasadena, Texas  77504

                 or at such other address as Lessor shall designate in writing.

         20. TAXES. Lessor shall pay the real property taxes on the building. Lessee shall pay all the taxes on its personal property, fixtures and any building improvements made by Lessee.

         21. DEFAULT. If any amount is not paid when due, or in the case of any other default by Lessee continuing for more than 30 days after notice, Lessor may resume possession and all or part of the premises for a term longer or shorter than Lessee's obligation at a rent higher than stated in Lessee's lease and recover from Lessee, the difference between the rent in the lease and the rent received or to be received on the releasing plus any cost of releasing. Lessor shall also have any other remedy allowed by law for enforcing performance or for collecting damages. Lessor shall also recover all expenses incurred by reason of default, including reasonable attorneys' fees whether suit be brought or not. Upon default by Lessee, the monthly rent through the end of the lease term shall become due and payable in full.

         22. CONDITION OF UNIT. Lessee shall keep the premises neat and broom clean at all times.

         23. COMPLIANCE WITH LAWS AND RULES. Lessee shall, at it's own expense, comply with all laws, ordered, and requirements of all government entities with references to the use and occupancy of the premises. Lessee shall comply with any rules governing the use of the building and the premises as required by Lessor. Lessor may make reasonable changes in such rules from time to time as deemed advisable for the safety, care and cleanliness of the building and premises, provided same are in writing and are not in conflict with this lease. Lessor agrees to strictly comply with all pertinent laws, ordinances, statutes and regulations whatsoever, of any governmental body or subdivision, incident to the Land and the Building, including, but not limited to, the Americans With Disabilities Act. Lessor shall indemnify Lessee with regard to violations of the foregoing caused by Lessor.

         24. LIMITATION OF LIABILITY. Any and all covenants, undertakings, and agreements herein made on the part of Lessor are not personal covenants, undertakings, or agreements and will not bind Lessor personally or any assets or Lessor except Lessor's interest in the property in which the





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Demised Premises are located. All covenants, undertakings, and agreements are made and intended for the purpose of binding only Lessor's interest in such property. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Lessor or its agents, beneficiaries, partners, constituent partners, shareholders, officers, directors, or their respective heirs, administrators, legal representatives, successors, or assigns on account of this lease or on account of any covenant, undertaking, or agreement of Lessor in this lease, all such liability being irrevocable and unconditionally waived by Lessee. Except as may be the result of the negligence or willful misconduct of Lessee or Lessee's agents, Lessor shall indemnify, hold harmless, and defend Lessee against all claims, losses or liabilities for injury or death to any person or for damage to or loss of property arising out of any occurrence in, on or about the Building. Such indemnification shall include and apply to reasonable attorneys fees, investigation costs, and other costs actually incurred by Lessee. Except for the negligence or willful misconduct of Lessee or Lessee's agents, Lessor shall further indemnify, defend and hold harmless Lessee from and against any and all claims arising from any breach or default in the performance of any obligation on the Lessor's part to be performed under the terms of this Lease. The provisions of this paragraph shall survive any termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such termination.

         25. DISCLAIMER OF IMPLIED WARRANTIES. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE BY LESSOR, THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE AGREEMENT. LESSEE'S AGREEMENT AND COVENANT TO PAY RENT HEREUNDER SHALL BE AND REMAIN AT ALL TIMES AN INDEPENDENT COVENANT, FULLY ENFORCEABLE IN ACCORDANCE WITH THE TERMS OF THIS LEASE AGREEMENT. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. LESSOR AND LESSEE HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR AN AGENT OR BROKER, IF ANY, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE AGREEMENT.

         26. LIEN. Lessor is granted an express contractual lien, in addition to any lien provided by law, and a security interest in all property of Lessee found on the premises to secure the compliance by Lessee with all terms of this lease. In the event of default, upon thirty (30) days notice, Lessor or its agents may peaceably enter the premises and remove all property and dispose of same as Lessor shall see fit.

         27. AGREEMENT. This lease constitutes the full agreement of the parties and supersedes any prior written or verbal understandings. No amendment or dates subsequent to the date hereof. In case any one or more of the terms of this lease are held invalid or unenforceable, such invalidity





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or unenforceability shall not affect any other terms and this lease shall be constructed as if such unenforceable or invalid terms had never been contained herein.

         28. DISPUTE RESOLUTION. In the event of a dispute between Lessor and Lessee and Lessee as to any provisions of this lease other than the failure of Lessee to pay rent as provided herein, Lessor and Lessee agree to resolve such disputes through binding Mediation or alternative Dispute Resolution procedures. Each party shall be responsible for its own legal fees and cost.

         29. BROKERS. Lessee warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this lease, excepting only Lessor and that he knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this lease.

         30. SPECIAL PROVISIONS. The following Exhibits are attached hereto and incorporated herein by reference:

         See Attachments:         EXHIBIT A :  Equipment, Furniture and Fixtures

                                  EXHIBIT B :  Telephone Equipment


         EXECUTED as of the date hereinabove first set forth.

 LESSOR:                                  LESSEE:
 DOCTORS PRACTICE MANAGEMENT, INC.        KIRKWOOD MEDICAL ASSOCIATES


 By:  /s/ Sylvia Williams                 By:  /s/ Ron Kirkwood, D.O.
    ------------------------------            ---------------------------------
 Printed Name:    Sylvia Williams         Printed Name:    Ron Kirkwood, D.O.
 Title:           Vice President



                                          By: /s/ Milton Kirkwood, D.O.
                                              ---------------------------------
                                          Printed Name: Milton E. Kirkwood, D.O.

                                          By: /s/ John Kirkwood, D.O.
                                              ---------------------------------
                                          Printed Name: John Kirkwood, D.O.





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                                   EXHIBIT A

EQUIPMENT, FURNITURE AND FIXTURES. In addition to the space defined in this agreement, Lessor agrees to rent to Lessee and Lessee agrees to rent from Lessor, the Equipment, Furniture and Fixtures owned by Lessor for the period of this agreement and subject to the terms contained in this agreement. Lessee will maintain Equipment, Furniture and fixtures in good condition and upon termination, return the equipment in good condition and repair less normal wear and tear. The fee for the rental of Equipment, Furniture and Fixtures will be One Thousand Four Hundred Dollars ($1,400.00) per month, due along with the lease payment and subject to the same conditions as the lease payment.
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                                   EXHIBIT B


TELEPHONE EQUIPMENT. In addition to the space defined in this agreement, Lessor agrees to rent to Lessee and Lessee agrees to rent from Lessor, Telephone Equipment which is currently installed in the "Building" for the period of this agreement and subject to the terms contained in this agreement. Lessee will maintain the equipment in good repair and condition and, upon termination, return the equipment in good condition and repair less normal wear and tear. The fee for the rental of the existing telephone equipment shall be Five Hundred Dollars ($500.00) per month due with the lease payment and subject to the same conditions contained in this agreement.

Lessor will continue to allow lessee reasonable and unmolested use of the existing telephone service and its number during the term of this agreement.
It shall be understood that the service is not exclusive to the Lessee and that the main telephone number and branches of it remain the property of the Lessor.

Lessee shall provide the necessary personnel to maintain normal service and operation of the switchboard (operator service) during Lessees normal business hours.

Lessee shall be responsible for its own long distance service and be responsible for the cost of that service. Lessee shall reimburse lessor an amount equivalent to 25% of the cost of basic telephone service (plus required fees and taxes) as it currently exists. Changes in the level of telephone service currently provided may be made with the concurrence of the Lessor and Lessee.